                                                                      Exhibit 11

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
--------------------------------------------------------------------------------
(Amounts in thousands except per share data)

                                                                             For the Quarter Ended September 30,
                                                                                  2001               2000
                                                                            ---------------      -------------
Numerator:
   Net income (loss) available to common shareholders                       $       21,766           ($13,332)
   Less: adjustment for gain (loss) on sales of investments in
   rental properties available to common shareholders                                 (327)           (32,711)
                                                                            --------------      -------------
Numerator for basic earnings per share-income from continuing
   operations available to common shareholders                                      22,093             19,379

Effect of dilutive securities:
   Minority interest in income convertible into common shares                          883              1,060
                                                                            --------------      -------------
Numerator for diluted earnings per share                                    $       22,976      $      20,439
                                                                            ==============      =============

Denominator:
   Denominator for basic earnings per share - weighted average shares               46,470             45,250
   Effect of dilutive securities:
     Weighted average convertible operating company units                            1,900              2,620
     Stock options                                                                     440                640
                                                                            --------------      -------------
   Dilutive potential common shares                                                  2,340              3,260
                                                                            --------------      -------------
   Denominator for diluted earnings per share-adjusted for
   weighted average shares and assumed conversion                                   48,810             48,510
                                                                            ==============      =============
   Basic earnings per share excluding gain (loss) on sale                   $         0.48      $        0.43
                                                                            ==============      =============
   Diluted earnings per share excluding gain (loss) on sale                 $         0.47      $        0.42
                                                                            ==============      =============

                                                                           For the Nine Months Ended September 30,
                                                                                 2001                   2000
                                                                           ---------------         --------------
Numerator:
   Net income available to common shareholders                             $       58,585          $       23,860
   Less: adjustment for gain (loss) on sales of investments in
   rental properties available to common shareholders                                (327)                (32,711)
                                                                           --------------          --------------
Numerator for basic earnings per share-income from continuing                      58,912                  56,571
   operations available to common shareholders

Effect of dilutive securities:
   Minority interest in income convertible into common shares                       2,651                   3,631
                                                                           --------------          --------------
Numerator for diluted earnings per share                                   $       61,563          $       60,202
                                                                           ==============          ==============
Denominator:
   Denominator for basic earnings per share - weighted average shares              46,360                  44,990
   Effect of dilutive securities:
     Weighted average convertible operating company units                           1,940                   2,860
     Stock options                                                                    420                     310
                                                                           --------------          --------------
   Dilutive potential common shares                                                 2,360                   3,170
                                                                           --------------          --------------
   Denominator for diluted earnings per share-adjusted for
   weighted average shares and assumed conversion                                  48,720                  48,160
                                                                           ==============          ==============
   Basic earnings per share excluding gain (loss) on sale                  $         1.27          $         1.26
                                                                           ==============          ==============
   Diluted earnings per share excluding gain (loss) on sale                $         1.27          $         1.25
                                                                           ==============          ==============